Exhibit 10.8

EXECUTION VERSION

JILL ACQUISITION LLC

TOWERBROOK CAPITAL PARTNERS L.P.

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered into, and shall have effect, as of May 8, 2015 (the “Effective Date”), by and between Jill Acquisition LLC, a Delaware limited liability company with its principal place of business located at 4 Batterymarch Park, Quincy, Massachusetts 02169 (the “Company”), on the one hand, and TowerBrook Capital Partners L.P., a limited partnership organized under the laws of Delaware (“TowerBrook”), on the other hand. The Company and TowerBrook are the “Parties” and each a “Party” to this Agreement. Certain defined terms used herein are defined in Section 11.

WHEREAS, certain clients of TowerBrook (the “TowerBrook Funds”) will become indirect equity holders in the Company pursuant to the Purchase Agreement;

WHEREAS, in connection with the advisory services that TowerBrook provides to the TowerBrook Funds and the services that TowerBrook has provided to the Company Group prior to the date of this Agreement, the Company desires to retain TowerBrook, and TowerBrook desires to be retained, to provide certain services as described below (the “Services”) to the Company Group and its Affiliates (each, a “Beneficiary Affiliate” and, together, the “Beneficiary Affiliates”);

WHEREAS, the Parties desire to establish a framework agreement to outline the terms of their overall relationship; and

WHEREAS, for business planning and budgeting purposes, both the Company and TowerBrook desire to establish a firm basis for the fees to be paid for the Services over the Term.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing on the Effective Date and ending at such time as neither any TowerBrook Fund nor any Affiliate of any TowerBrook Fund owns, directly or indirectly, any equity interest in the Company (the “Term”). Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated prior to expiry of the Term (a) with the written consent of both the Company and TowerBrook, (b) by TowerBrook, upon its written election to end the Term, which shall be effective upon the delivery by TowerBrook to the Company of such written election, or (c) by the Company, upon a willful material breach of this Agreement by TowerBrook which is not cured within thirty (30) days of receipt of a written notice from the Company requiring cure.

2. Services. The Services that have been performed and will continue to be performed (or caused to be performed) by TowerBrook consist of providing support and advice to the Company and the Beneficiary Affiliates for the purpose of (a) improving and sustaining the business of the Company and the Beneficiary Affiliates and (b) increasing the value of such business for the Company’s equity holders (including the TowerBrook Funds), by assisting with:

(i) general executive services;

(ii) analysis of financing alternatives;

(iii) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

(iv) improving the financial reporting systems;

(v) marketing functions, including monitoring of marketing plans and strategies;

(vi) operations project management;

(vii) strategic advice with respect to the business, including identifying key strategic business initiatives;

(viii) optimizing the capital structure of the Company Group;

(ix) human resource functions, including searching for and hiring of executives; and

(x) other services for the Company and its Beneficiary Affiliates or their respective Subsidiaries upon which the Company, the Beneficiary Affiliates (as appropriate), and TowerBrook agree.

The Services have been and will be conducted in support of the members of management and boards of directors of the Company Group. For the avoidance of doubt, TowerBrook and its Subsidiaries, Affiliates, principals, directors, partners, employees, advisors and representatives (together, the “TowerBrook Group”) are, and are providing their services in the capacity of, outside advisers, not managers, of the Company and its Beneficiary Affiliates. Pursuant to this Agreement, TowerBrook shall not have any authority or power to commit any Company Group Member to any contracts with third parties.

3. Fees and Expenses. In consideration of the Services rendered and to be rendered by TowerBrook and its Affiliates:

(a) The Company shall pay, or shall cause another Company Group Member to pay, to TowerBrook a fee, in cash, in an amount equal to $4,000,000.00, which fee shall be paid by the Company or such other Company Group Member to TowerBrook on the Effective Date.

(b) The Company shall pay, or shall cause another Company Group Member to pay, to TowerBrook (or, at the request of TowerBrook, to TowerBrook’s designee(s)) a fee in an amount as will be determined by TowerBrook being not more than 1% of the Transaction Value at completion of an Exit.

(c) The Company shall pay (or reimburse TowerBrook or its Affiliates for), or shall cause another Company Group Member to pay (or reimburse TowerBrook or its Affiliates for), to TowerBrook or its Affiliates (or, at the request of TowerBrook, to TowerBrook’s designee(s)) the reasonable out-of-pocket expenses incurred by TowerBrook and its Affiliates prior to the Effective Date in connection with performing Services under this Agreement. In addition, the Company shall pay (or reimburse TowerBrook or its Affiliates for), or shall cause another Company Group Member to pay (or reimburse TowerBrook or its Affiliates for), the reasonable out-of-pocket expenses of TowerBrook and its Affiliates incurred on or after the Effective Date in connection with performing Services under this Agreement, in each case in arrears, no later than ten (10) Business Days following presentation to the Company by TowerBrook of invoices or other evidence for such expenses.

4. Taxes. In addition to the fees that are owed under Section 3, the Company shall pay, or shall cause another Company Group Member to pay, to TowerBrook (or, at the request of TowerBrook, to TowerBrook’s designee(s)) any sales, use, privilege, gross revenue, excise or any other similar Tax (except, for the avoidance of doubt, Taxes imposed on or measured by income, however denominated, and franchise Taxes), as well as any assessments or duties with respect to the Services levied by a duly constituted governmental authority. TowerBrook’s invoices shall separately state the amount of any Taxes TowerBrook is collecting from the Company, and TowerBrook shall remit such Taxes to the appropriate governmental authorities. Proof of such remittance shall be promptly delivered to the Company.

5. Recharge of Fees. TowerBrook acknowledges that the Company may recharge to the Beneficiary Affiliates such proportion of the fees that are owed under Section 3 as relates to the benefit provided to such Beneficiary Affiliates by the Services.

6. Personnel. TowerBrook shall provide and devote to the performance of this Agreement such member(s) of TowerBrook Group as TowerBrook shall deem appropriate to the furnishing of the services contemplated by this Agreement; provided, however, that no minimum number of hours is required to be devoted by TowerBrook on a weekly, monthly, annual or other basis. The Company Group acknowledges that TowerBrook’s services are not exclusive to the Company Group and that TowerBrook will render similar services to other Persons and entities.

7. Liability. No member of TowerBrook Group shall (a) owe any fiduciary or other duties to any Company Group Member or Beneficiary Affiliate or any partner, member or stockholder of any Company Group Member or Beneficiary Affiliate or (b) be liable, responsible or accountable for damages or otherwise to any Company Group Member or Beneficiary Affiliate or any partner, member or stockholder of any Company Group Member or Beneficiary Affiliate. Any member of TowerBrook Group may have business interests and engage in business activities in addition to those relating to the Company Group and its Beneficiary Affiliates, including business interests and activities which compete with the Company Group and its Beneficiary Affiliates, and no member of TowerBrook Group shall have any duty or obligation to bring any Corporate Opportunity to any Company Group Member or any

Beneficiary Affiliate. No Company Group Member or Beneficiary Affiliate or any partner, member or stockholder of any Company Group Member or Beneficiary Affiliate shall have any rights by virtue of this Agreement in any business interests or activities of any member of TowerBrook Group. TowerBrook makes no representations or warranties, express or implied, in respect of the services to be provided by TowerBrook Group. Without limiting the generality of the foregoing, in no event will any member of TowerBrook Group be liable to any Company Group Member or Beneficiary Affiliate or any partner, member or stockholder of any Company Group Member or Beneficiary Affiliate for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise).

8. Indemnity.

(a) To the fullest extent permitted by applicable law, each member of TowerBrook Group shall not be liable for, and the Company and its Beneficiary Affiliates shall indemnify each member of TowerBrook Group against, and the Company shall hold, and shall cause each other Company Group Member to hold, each member of TowerBrook Group harmless from, all claims, actions, suits, proceedings (whether civil, criminal, administrative or investigative), liabilities and expenses arising out of or in connection with the performance of services contemplated by this Agreement. To the fullest extent permitted by applicable law, the Company shall advance, and shall cause each other Company Group Member to advance, all reasonable attorney’s fees and expenses incurred by such member of TowerBrook Group. Without limiting the other terms and conditions hereof, each member of TowerBrook Group may consult with legal counsel, accountants and other advisors selected by such member of TowerBrook Group and, to the fullest extent permitted by applicable law, any action or omission suffered or taken in good faith in reliance, and in accordance with, the opinion or advice of any such counsel, accountants or other advisors shall be fully protected and justified with respect to the action or omission so suffered or taken.

(b) The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 8. The rights of indemnification provided in this Section 8 shall be in addition to any rights to which the member of TowerBrook Group may otherwise be entitled by contract or as a matter of law and shall extend to the heirs, personal representatives and assigns of such member of TowerBrook Group.

(c) Given that certain Jointly-Indemnifiable Claims (as defined below) may arise with respect to a member of TowerBrook Group entitled to indemnification and advancement of expenses under this Section 8, the Company acknowledges and agrees that in such case the Company shall be primarily responsible for the payment to any such member of TowerBrook Group in respect of indemnification or advancement of all out-of-pocket costs of any type or nature whatsoever, in each case, to which such member of TowerBrook Group is entitled hereunder, irrespective of any right of recovery such member of TowerBrook Group may have from any Indemnitee-Related Entities (as defined below). Under no circumstance shall the Company be entitled to any right of subrogation or contribution by any Indemnitee-Related Entities except for any right of subrogation or contribution the Company may be entitled to against any Subsidiaries of the Company, or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries. No right of advancement or recovery such member of TowerBrook Group may have from any Indemnitee-Related Entities shall reduce or otherwise alter the rights of such member of TowerBrook Group or the obligations of the Company hereunder except for any advancement or recovery from any Subsidiaries of the Company, or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries. In the event that any of the Indemnitee-Related Entities shall make any payment to any member of TowerBrook Group entitled to indemnification and advancement of expenses under this Section 8 in respect of indemnification or advancement of expenses with respect to any Jointly-Indemnifiable Claim, then (x) the Company shall reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, except for payments made by any Subsidiaries of the Company, or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries, (y) to the extent not previously and fully reimbursed by the Company pursuant to the preceding clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of such member of TowerBrook Group against the Company, except for payments made by any Subsidiaries of the Company, or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries, and (z) such member of TowerBrook Group shall execute all documents reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the permitted Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company acknowledges and agrees that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 8(c) entitled to enforce this Section 8(c) as though each such Indemnitee-Related Entity were a party to this Agreement. For purposes of this Section 8(c), the following terms shall have the following meanings:

(i) “Indemnitee-Related Entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise from which a member of TowerBrook Group entitled to indemnification and advancement of expenses under this Section 8 may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation; provided, however, notwithstanding the foregoing or anything herein to the contrary, none of the Company, any Subsidiaries of the Company, or the insurer under and pursuant to an insurance policy of the Company or any of its subsidiaries shall be considered Indemnitee-Related Entities.

(ii) “Jointly-Indemnifiable Claims” shall be broadly construed and shall include any claim, demand, action, suit or proceeding for which a member of TowerBrook Group shall be entitled to indemnification or advancement of expenses from both (x) the Company, on the one hand, and (y) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related

Entity and such Person pursuant to which such Person is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(d) The foregoing provisions are immediately vested and shall survive any termination or modification of this Agreement.

9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if delivered personally against written receipt, mailed by internationally recognized overnight courier prepaid or sent via electronic mail to the Parties at the addresses set forth below. All such notices, requests and other communications will (a) if delivered personally to the address provided for such Party below, be deemed given upon delivery, (b) if sent via electronic mail to the e-mail address provided for such Party below, be deemed given and (c) if delivered by overnight courier to the address provided for such Party below, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt.

To the Company:

Jill Acquisition LLC

4 Batterymarch Park

Quincy, MA 02169

Email: Dave.Biese@jjill.com

Attention: Dave Biese

To TowerBrook:

TowerBrook Capital Partners L.P.

Park Avenue Tower

65 East 55th Street, 27th Floor

New York, NY 10022

Email: Glenn.Miller@towerbrook.com

Attention: Glenn Miller

11. Certain Definitions. For purposes of this Agreement:

(a) “Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of March 30, 2015, by and among JJill Holdings, Inc., a Delaware corporation, Jill Intermediate LLC, a Delaware limited liability company, all of the members of Jill Intermediate LLC, and JJ Holding Company Limited, a Cayman Islands exempted company with limited liability;

(b) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise;

(c) “Agreement” has the meaning set forth in the preamble;

(d) “Beneficiary Affiliate” and “Beneficiary Affiliates” have the meanings set forth in the recitals to this Agreement;

(e) “Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are authorized or required to close in the state of New York;

(f) “Company” has the meaning set forth in the preamble;

(g) “Company Group” means Jill Intermediate LLC, a Delaware limited liability company, Jill Topco LLC, a Delaware limited liability company, Jill Holdings LLC, a Delaware limited liability company, the Company and the respective Subsidiaries of the foregoing entities.

(h) “Company Group Member” means any member of the Company Group.

(i) “Corporate Opportunity” means any opportunity, whether potential or actual, of which any member of TowerBrook Group has knowledge or becomes aware, that is the same as or relates to an existing or contemplated business of the Company Group regardless of (i) the degree of interest that any Company Group Member may have in such opportunity, (ii) whether any Company Group Member has a property interest or right in such opportunity, (iii) whether any Company Group Member has financial resources to pursue such opportunity, or (iv) whether any Company Group Member has any expectation that such member of TowerBrook Group should offer the Corporate Opportunity to such Company Group Member.

(j) “Effective Date” has the meaning set forth in the preamble;

(k) “Exit” means: (i) a sale, directly or indirectly, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company Group on a consolidated basis; (ii) a disposition, by merger, recapitalization or other transaction, directly or indirectly, in one transaction or a series of related transactions, of a majority of the outstanding voting equity interests of the Company to a third party (which shall include, for the avoidance of doubt and without limitation, a sale to a third party of a majority of the outstanding voting equity interests of any entity of which the Company is a direct or indirect wholly-owned Subsidiary); or (iii) an underwritten public offering and sale of equity securities of the Company or any Beneficiary Affiliate or a newly organized corporation or other business entity and/or an existing corporate Subsidiary of the Company or any Beneficiary Affiliate pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, that a public offering for purposes of this definition shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

(l) “Indemnitee-Related Entities” has the meaning set forth in Section 8(c)(i).

(m) “Jointly-Indemnifiable Claims” has the meaning set forth in Section 8(c)(ii).

(n) “Party” and “Parties” have the meaning set forth in the preamble;

(o) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof;

(p) “Services” has the meaning set forth in the recitals to this Agreement;

(q) “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, manager, board of managers or a general partner of such limited liability company, partnership, association or other business entity.

(r) “Tax” means any tax, assessment or other central or local government charge of any nature whatsoever of any jurisdiction;

(s) “Term” has the meaning set forth in Section 1;

(t) “TowerBrook” has the meaning set forth in the preamble;

(u) “TowerBrook Funds” has the meaning set forth in the recitals to this Agreement;

(v) “TowerBrook Group” has the meaning set forth in Section 2; and

(w) “Transaction Value” means, with respect to an Exit, the greater of (i) the enterprise value implied by such Exit and (ii) the value paid or distributed to the equity holders of the Company or a Beneficiary Affiliate, as the case may be, in connection with such Exit, as determined in good faith by TowerBrook and the board of directors of any Beneficiary Affiliate of which the Company is a direct or indirect wholly-owned Subsidiary.

12. Assignment. No Party may assign any obligations hereunder to any other entity without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided that TowerBrook may, without the consent of the Company, assign any of its rights and obligations under this Agreement to any of its Affiliates, whereupon, in each case, the assignor nevertheless shall remain liable for the performance of its obligations hereunder.

13. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against any Party unless such modification, amendment, or waiver has been approved in writing by such Party. No course of dealing or the failure of any Party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

14. Successors. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

15. Counterparts. This Agreement may be executed in multiple counterparts (and may be transmitted via facsimile or scanned pages), each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

16. Remedies. Each of the Parties shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

17. Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the Parties with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter of this Agreement in any way.

18. Governing Law; Waiver of Jury Trial.

(a) ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

19. Venue and Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 10. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20. Business Days. If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which TowerBrook’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

21. Descriptive Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections shall be deemed to mean and refer to Sections of this Agreement.

22. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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TOWERBROOK CAPITAL PARTNERS L.P.

By:	/s/ Glenn F. Miller
	Name:	Glenn F. Miller
	Title:	Authorized Signatory

[Signature page to Services Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement as of the date first written above.

JILL ACQUISITION LLC

By:	/s/ David Biese
	Name:	David Biese
	Title:	CFO

[Signature Page to Services Agreement]